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                                                                  Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1996 Incentive Stock Plan, the 1998 Employee Stock Purchase Plan, the 1998 Director Option Plan, and the 1999 Nonstatutory Stock Option Plan, of Abgenix, Inc., of our report dated October 6, 2000 with respect to the financial statements of ImmGenics Pharmaceuticals Inc., included in this Quarterly Report on Form 10-Q of Abgenix, Inc. for the period ended September 30, 2000.

Vancouver, Canada                                  /s/ Ernst & Young LLP
November 9, 2000.                                  Chartered Accountants